Exhibit 23.1

KPMG LLP

Bay Adelaide Centre

Suite 4600

333 Bay Street

Toronto, Ontario

M5H 2S5

Telephone (416) 777-8500 Fax (416) 777-8818

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Open Text Corporation:

We consent to the use of our report dated August 2, 2023, on the consolidated financial statements of Open Text Corporation (the “Company”), which comprise the consolidated balance sheets as at June 30, 2023 and June 30, 2022, the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2023, and the related notes, and our report dated August 2, 2023 on the effectiveness of internal control over financial reporting as of June 30, 2023, which are incorporated by reference in this registration statement on Form S-3 of the Company and to the reference to our firm under the heading “Experts” in the related prospectus dated December 15, 2023 of the Company.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

December 15, 2023

Toronto, Canada